UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

SQZ BIOTECHNOLOGIES COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39662	46-2431115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Arsenal Yards Blvd Suite 210
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 758-8672

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SQZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

SQZ Biotechnologies Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2022, at which a quorum was present. As of April 18, 2022, the record date for the Annual Meeting, there were 28,148,125 outstanding shares of the Company’s common stock. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 26, 2022. The voting results for each proposal are also described below.

Item 1: To elect Amy W. Schulman, Klavs F. Jensen, Ph.D., Sapna Srivastava, Ph.D., and Bernard Coulie, M.D., Ph.D. as Class II directors to serve until the 2025 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.

Class II Director Nominee	For	Withheld	Broker Non-Votes
Amy W. Schulman	16,413,248.84	1,612,300.00	5,644,678.00
Klavs F. Jensen, Ph.D.	15,366,385.84	2,659,163.00	5,644,678.00
Sapna Srivastava, Ph.D.	16,025,867.84	1,999,681.00	5,644,678.00
Bernard Coulie, M.D., Ph.D.	17,771,696.84	253,852.00	5,644,678.00

Item 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain	Broker Non-Votes
23,669,448.84	335.00	443.00	0.00

Based on the foregoing votes, Amy W. Schulman, Klavs F. Jensen, Ph.D., Sapna Srivastava, Ph.D., and Bernard Coulie, M.D., Ph.D. were elected as Class II directors and PricewaterhouseCoopers LLP’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SQZ BIOTECHNOLOGIES COMPANY

Date:	June 16, 2022	By:	/s/ Lawrence Knopf
Lawrence Knopf General Counsel